UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2006
TSB FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	To be assigned*	20-4814503

(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification Number)
incorporation)
1057 Providence Road
Charlotte, North Carolina 28207
(Address of Principal Executive Offices)
(704)-331-8686
(Registrant’s telephone number, including area code)
*
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4 (c))

*	This report is filed by the Registrant as successor by share exchange to The Scottish Bank, which previously filed reports with the Federal Deposit Insurance Corporation pursuant to Section 12(i) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Registrant’s common stock is deemed to be registered under Section 12(g) of the Exchange Act by virtue of Rule 12g-3(a) thereunder.

Item 8.01 Other Events.
Holding Company Formation; Share Exchange
     The TSB Financial Corporation (the “Registrant”) was incorporated on May 2, 2006, by and at the direction of the board of directors of The Scottish Bank, a North Carolina banking corporation (the “Bank”), for the sole purpose of acquiring the Bank through a share exchange and serving as the holding company of the Bank.
     Effective on September 14, 2006 (the “Effective Date”), the Registrant acquired all of the outstanding shares of common stock of the Bank in a share exchange (the “Reorganization”) pursuant to an Agreement and Plan of Reorganization and Share Exchange dated May 16, 2006 (the “Agreement”). The Reorganization Agreement and the Reorganization previously were approved by the Bank’s stockholders at a special meeting held on August 10, 2006. Pursuant to the Reorganization Agreement, at the Effective Date each of the 985,672 outstanding shares of the Bank’s $3.50 par value common stock was converted into and exchanged for one newly issued share of the Registrant’s $0.01 par value common stock, and the Bank became a wholly-owned subsidiary of the Registrant.
     The Registrant’s directors and executive officers are the same as those of the Bank. The Registrant’s shareholders immediately following the Effective Date consist of the stockholders of the Bank immediately prior to the Effective Date, owning own the same percentages of the Registrant’s common stock immediately following the Effective Date as they owned of the Bank’s common stock immediately prior to the Effective Date. Shareholders will receive certificates evidencing their shares of the Registrant’s common stock in exchange for and upon the proper surrender of their certificates evidencing the Bank’s common stock. The Registrant’s common stock is traded on the OTC Bulletin Board under the trading symbol “TSBF.”
     The Registrant is a North Carolina corporation that will operate as a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and be subject to supervision and examination by, and the regulations and reporting requirements of, the Federal Reserve Board. The Registrant has no other subsidiaries and, prior to its acquisition of the Bank, the Registrant had no material assets and conducted no business or operations other than those activities related to its organization and the Reorganization.
     The Bank is an FDIC-insured, North Carolina state-chartered bank and was incorporated and commenced banking operations in 1998. The Bank’s main banking office is located at 1057 Providence Road, Charlotte, North Carolina. The Bank operates to serve the banking needs of individuals, and small businesses in its market area.
     The Bank’s common stock is registered under Section 12(g) of the Exchange Act. The Bank has filed its annual and quarterly reports, proxy statements and other filings required under Section 13 of the Exchange Act with the Federal Deposit Insurance Corporation (“FDIC”) in accordance with Section 12(i) thereof. Copies of such filings are available for inspection at the offices of the FDIC’s Accounting and Securities Disclosure Section located at Room F-6043, 550 17th Street, N.W., Washington, DC 20429. Copies of those filings may also be obtained by contacting the FDIC’s Accounting and Securities Disclosure Section at (202) 898-8913, or by facsimile at (202)

898-8505.
     As a result of the share exchange, the Registrant is a successor to the Bank pursuant to Rule 12g-3(a) under the Exchange Act, and the Registrant’s $0.01 par value common stock is deemed to be registered under Section 12(g) of the Exchange Act pursuant to such rule. This Current Report on Form 8-K is the Registrant’s initial report under the Exchange Act.
Description of the Registrant’s Common Stock
     The articles of incorporation of the Registrant authorize the issuance of 20,000,000 shares of capital stock, consisting of 20,000,000 shares of common stock, par value $0.01 per share. Each share of the Registrant’s common stock has the same relative rights as, and is identical in all respects to, each other share of the Registrant’s common stock. The authorized but unissued and unreserved shares of the Registrant’s common stock are available for issuance for general purposes, including, but not limited to, possible issuance as stock dividends or stock splits, pursuant to the exercise of stock options under stock option plans of the Bank, which have been assumed by the Registrant, or pursuant to mergers, acquisitions, private placements or public offerings. Except as otherwise may be required by applicable law to approve a merger, share exchange or other transaction in which the additional authorized shares of the Registrant’s common stock would be issued, no shareholder approval will be required for the issuance of those shares.
Dividend Rights
     As a North Carolina corporation, the Registrant is not subject to the restrictions on the payment of dividends applicable to the Bank. Holders of shares of the Registrant’s common stock are entitled to receive such cash dividends as the board of directors of the Registrant may from time to time declare out of legally available funds. However, the payment of dividends by the Registrant is subject to the restrictions of North Carolina law applicable to the declaration of dividends by a business corporation. Under such provisions, dividends may not be paid if a corporation will not be able to pay its debts as they become due in the usual course of business after making such distribution or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy any preferential liquidation rights.
Voting Rights
     Each share of the Registrant’s common stock entitles the holder thereof to one vote on all matters upon which shareholders have the right to vote. The board of directors of the Registrant is classified so that approximately one-third of the directors are elected each year. Shareholders of the Registrant are not be entitled to cumulate their votes for the election of directors, and directors are elected by a plurality of the votes cast.
Liquidation Rights
     In the event of any liquidation, dissolution or winding up of the Registrant, the holders of shares of the Registrant’s common stock will be entitled to receive, after payment of all debts and liabilities of the Registrant, all remaining assets of the Registrant available for distribution in cash or in kind.
Preemptive Rights; Redemption
     Holders of shares of the Registrant’s common stock will not be entitled to preemptive rights with respect to any shares that may be issued. The Registrant’s common stock is not subject to any redemption rights.
Certain Articles And Bylaw Provisions Having Potential Anti-Takeover Effects
General. The following is a summary of the material provisions of The Registrant’s articles of incorporation and bylaws that address matters of corporate governance and the rights of stockholders. Certain of these provisions may delay or prevent takeover attempts not first approved by the board of directors of the Registrant (including takeovers that shareholders may deem to be in their best interests). These provisions also could delay or frustrate the removal of incumbent directors or the assumption of control by shareholders.
Classification of the Board of Directors. The Registrant’s articles of incorporation divide the board of directors of the Registrant into three classes, Class I, Class II and Class III, which are as nearly equal in number as possible. Each director generally serves for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which the director was elected. However, to establish staggered terms for the board of directors of the Registrant, the initial directors of the Registrant in Class I serve for a term ending on the date of the 2007 annual meeting of shareholders of the Registrant, and the initial directors in Class II will serve for a term ending on the date of the 2008 annual meeting of shareholders of the Registrant. As a result of the classified board structure, approximately one-third of the members of the board of directors of the Registrant will be elected each year, and two annual meetings will be required for the Registrant’s shareholders to change a majority of the members constituting the board of directors of the Registrant.
Removal of Directors; Filling Vacancies. The Registrant’s articles of incorporation provide that shareholders may remove one or more of the directors with or without cause if the number of votes to remove a director exceeds the number of votes against removal. If a director is elected by a voting group of shareholders, then only the shareholders in that voting group can participate in the vote to remove the director. A director may not be removed by the shareholders at a meeting unless the notice of meeting states that the purpose, or one of the purposes, of the meeting is removal of the director. Vacancies occurring in the board of directors of the Registrant may be filled by the first to act of the shareholders or a majority of the remaining directors, even if the number of remaining directors is less than a quorum. If the vacant office was held by a director elected by a voting group of shareholders, then only the remaining director or directors elected by that voting group are entitled to fill the vacancy. As of the date of this report on Form 8-K, the Registrant does not have a voting group of shareholders separate and apart from the holders of common stock.
Amendment of Bylaws. The board of directors may amend or repeal the bylaws. However, a bylaw adopted, amended or repealed by the shareholders may not be readopted, amended or repealed by the board of directors unless the articles of incorporation or a bylaw adopted by the shareholders authorizes the board to adopt, amend or repeal that particular bylaw or the bylaws generally.
Special Meetings of Stockholders. The Registrant’s bylaws provide that special meetings of shareholders may be called only by the President or Secretary of the Registrant or by its board of directors.
North Carolina Shareholder Protection Act and North Carolina Control Share Acquisition Act. The articles of incorporation of the Registrant provide that the provisions of The North Carolina Shareholder Protection Act and The North Carolina Control Share Acquisition Act shall not apply to the Registrant.
Transfer Agent And Registrar
The transfer agent and registrar for the Registrant’s common stock is First-Citizens Bank & Trust Company in Raleigh, North Carolina, which served in such capacity for the Bank.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan or Reorganization and Share Exchange dated May 16, 2006, between the Registrant and the Bank

3.1	The Registrant’s Articles of Incorporation

3.2	The Registrant’s Bylaws

21.1	Subsidiaries of the Registrant
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSB FINANCIAL CORPORATION
(Registrant)

Dated: September 14, 2006	By:	/s/ Jan H. Hollar

Jan H. Hollar
Executive Vice President, Chief
Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan or Reorganization and Share Exchange dated May 16, 2006, between the Registrant and the Bank

3.1	The Registrant’s Articles of Incorporation

3.2	The Registrant’s Bylaws

21.1	Subsidiaries of the Registrant